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                                                                     EXHIBIT 4.2

                          ADVANCED MICRO DEVICES, INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
                    SECTIONS 2.01 AND 10.04 OF THE INDENTURE

     Robert J. Rivet and Thomas M. McCoy do hereby certify that they are the Senior Vice President and Chief Financial Officer, Senior Vice President, General Counsel and Secretary, respectively, of Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), and do further certify, pursuant to resolutions of the Executive Committee of the Board of Directors of the Company adopted on November 19, 2002 (the "Resolutions"), and in accordance with Sections 2.01 and 10.04 of the Base Indenture dated as of November 25, 2002 (the "Base Indenture," and as amended and supplemented by this Officers' Certificate, the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), as follows:

     1. Terms of Notes. A series of securities to be issued under the Indenture and designated as the Company's 4.50% Convertible Senior Notes Due 2007 (the "Notes") has been authorized. The Notes will be issued at the initial offering price of 100% of the principal amount of the Notes. The form of Notes is attached hereto as Annex A (the "Form of Note") and terms set forth in the Form of Note are incorporated by reference herein. The following terms shall apply to the Notes:

          (a) The aggregate principal amount of Notes that may be authenticated and delivered is $350,000,000 plus such aggregate principal amount (which may not exceed $52,500,000 principal amount) of Notes as may be purchased by the Underwriters on the Option Closing Date (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement, dated November 19, 2002 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriters, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities pursuant to Section 2.06, 2.07, 2.10 or 9.04 of the Base Indenture, Paragraph 7 or 9 hereof or subparagraph 3.02 or 6.06.

          (b) The Notes shall constitute senior unsecured obligations of the Company ranking pari passu with the Company's other senior unsecured indebtedness and convertible into Common Stock (as defined herein) as provided in Paragraph 9 hereof.

          (c) The principal amount of the Notes is payable on December 1, 2007, unless earlier repaid in accordance with Paragraph 6 or 7 hereof.

          (d) The entire principal amount of the Notes shall be issued initially as one or more Global Securities in registered form, without coupons, and upon issuance shall be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") or its nominee and registered in the name of the Depositary.

          (e) The Notes shall bear interest at the rate of 4.50% per annum from November 25, 2002 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, and such interest will be payable on June 1 and December 1 of each calendar year (each, an "Interest Payment Date"), commencing

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     June 1, to the persons in whose names such Notes are registered at the close of business on the May 15 and November 15, respectively, immediately preceding the relevant Interest Payment Date, whether or not a Business Day (each, a "Regular Record Date"); such interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

          (f) The Notes are redeemable at the option of the Company as specified in Paragraph 6 hereof.

          (g) Holders of the Notes have the right to require the Company to repurchase the Notes upon a Fundamental Change as specified in Paragraph 7 hereof.

          (h) The Notes are convertible into Common Stock at the option of the Holders as specified in Paragraph 9 hereof.

          (i)   The Notes shall not have the benefit of a sinking fund.

     2. Payment of Interest. The following provisions apply to the payment of interest on the Notes. Section 2.12 of the Base Indenture shall be replaced by subparagraph 2.02 herein and references to Section 2.12 of the Base Indenture shall be read to refer to subparagraph 2.02 herein:

          2.01. Interest Payment. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be made by check mailed to the address of the Holder specified in the register of Securities, or, at the option of the Holder, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $5,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary by wire transfer or immediately available funds, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

          2.02. Defaulted Interest. Except as otherwise specified with respect to the Notes, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular

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Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause
(1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at such Holder's address as it appears on the list of Securityholders maintained pursuant to
               Section 2.05 of the Base Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     3.   Global Securities.

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          3.01. General. Members of, or participants in, the Depositary ("Agent
Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing in the Indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

          The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

          3.02. Transfers of Global Securities. Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in both such cases, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Notes shall have become due and payable pursuant to subparagraph
4.02 hereof and the Trustee requests that Physical Securities be issued.

          In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          In connection with the transfer of the entire Global Security to beneficial owners, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations and the same tenor.

     4.   Events of Default and Related Provisions. Sections 6.01, 6.02, 6.04,
6.06 and 7.05 of the Base Indenture shall not be applicable to the Notes. Instead, the following provisions will

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apply and references to Sections 6.01, 6.02, 6.04, 6.06 and 7.05 in the Base
Indenture shall be read to refer respectively to subparagraphs 4.01, 4.02, 4.03,
4.04 and 4.05 herein:

          4.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (1) default in the payment of the Principal, premium, if any, Redemption Price or Repurchase Price on any Note when it becomes due and payable; or

                (2) default in the payment of interest upon any Note, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

                (3) default in the performance of any covenant, agreement or condition of the Company in the Indenture or in the Notes (other than a default specified in clause (1) or (2) above), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                (4)  failure by the Company to give the Company Notice; or

                (5)  the entry by a court having jurisdiction in the premises of
          (i) a decree or order for relief in respect of the Company or any of its significant subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or
          (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                (6) the commencement by the Company or any of its significant subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy,

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          insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

                (7) the failure by the Company or any of its significant subsidiaries to make any payment at maturity, including any applicable grace period, with respect to any indebtedness of, or guaranteed or assumed by, the Company or its significant subsidiaries, in a principal amount then outstanding in excess of $25 million in the aggregate for all such indebtedness and the continuance of such failure for a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a "Notice of Default" hereunder; or

                (8) the default on the part of the Company or any of its significant subsidiaries with respect to any indebtedness of, or guaranteed or assumed by, the Company or its significant subsidiaries, in a principal amount then outstanding in excess of $25 million in the aggregate for all such indebtedness, and such indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled for a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

     "significant subsidiary", as used herein, has the meaning given to that term in Rule 1-02 of Regulation S-X under the Exchange Act, except that references to income from continuing operations are changed to revenues.

          4.02. Acceleration. If an Event of Default (other than those specified in clauses (5) and (6) of subparagraph 4.01 above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the Principal plus accrued and unpaid interest on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal plus accrued and unpaid interest shall become immediately due and payable.

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     Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (5) or (6) of subparagraph 4.01 above, the Principal plus accrued and unpaid interest on all Outstanding Notes will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Paragraph provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes, (ii) the Principal plus accrued and unpaid interest, Redemption Price or Repurchase Price, as applicable, on any Notes which have become due otherwise than by such declaration of acceleration, (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture; and (iv) all Events of Default, other than the non-payment of the Principal plus accrued and unpaid interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in subparagraph 4.03 hereof.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

          4.03. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a
Default:

                (ii) described in clause (1) or (2) of subparagraph 4.01 above; or

                (iii)  in respect of a covenant or provision hereof which under
          Article 9 of the Base Indenture and subparagraph 5.02 hereof cannot be modified or amended without the consent of the Holder of each Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          4.04. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in clause (1) or (2) of subparagraph 4.01 above), unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

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          (c)   such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          4.05. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 60 days after the occurrence thereof, unless such Default has been cured or waived in such 60 day period; provided, that in the case of any Default in the payment of Principal or interest on any of the Notes, Redemption Price or Repurchase Price, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or trustees and/or a Trust Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

     5.   Supplemental Indentures with and without Consent of Holders.

          5.01 Supplemental Indentures without Consent of the Holders. In addition to the purposes for which a supplemental indenture may be entered into without the consent of the Holders of the Notes set forth in Section 9.01 of the Base Indenture, the following shall be considered such a purpose:

                (i) to make any change that would provide additional rights or benefits to the Holders of Notes;

                (ii)  to make any provisions to secure the Notes; and

                (iii) to provide for the acceptance and appointment of a successor trustee.

          5.02 Supplemental Indentures with Consent of the Holders. In addition to the limitations on supplemental indentures with the consent of Holders set forth in Section 9.02 of the Base Indenture, the following limitations shall apply with respect to the Notes and shall be subject to the other provisions of
Article 9 of the Base Indenture:

                (i)   change the Regular Record Dates;

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                (ii)   reduce the Redemption Price, the Repurchase Price or make
          any change that adversely affects the rights of the holders of the Notes to require the Company to repurchase the Notes upon a Fundamental Change;

                (iii) make any change that adversely affects the right of a Holder to convert any Note as provided in Paragraph 9 hereof.

     6. Optional Redemption of Notes by the Company. The following provisions apply to the optional redemption of Notes by the Company, in place of the provisions in Article 3 of the Base Indenture and references to Section 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06 shall be read to refer respectively to subparagraph 6.01, 6.02, 6.03, 6.04, 6.05 and 6.06 herein:

          6.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of the Notes and the Indenture. If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal of Notes to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
Section 6.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          6.02. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to subparagraph 6.01 from Outstanding Notes not previously called for redemption.

          Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          If any Notes selected for partial redemption are converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          6.03. Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

                (i)    the Redemption Date;

                (ii)   the Redemption Price;

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                (iii)  the Conversion Price;

                (iv) the name and address of the Paying Agent and Conversion Agent;

                (v) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                (vi) that Holders who want to convert Notes must satisfy the requirements set forth therein and in the Indenture;

                (vii) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

                (viii) if fewer than all the outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

                (ix) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

                (x)    the CUSIP number of the Notes.

          At the Company's written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          6.04. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

          6.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City
Time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Paragraph 9. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          6.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

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          6.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Paragraph 6, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Paragraph 9) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture, except in the case of the Trustee's negligence or bad faith.

          6.08. Exchange and Registration. The Company shall not be required to exchange or register a transfer of any Note (i) during the 15-day period immediately preceding the mailing of any notice of redemption of any Note, (ii) after any notice of redemption has been given to Holders of Notes, except, where such notice provides that such Note is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion pursuant to Paragraph 9 hereof or (iv) as to which a Repurchase Notice has been delivered pursuant to Paragraph 7 hereof and not withdrawn, except where such Repurchase Notice provides that such Note is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.

     7. Repurchase of Notes at Option of the Holder Upon a Fundamental Change. The Notes shall be subject to repurchase at the option of the Holders upon the following terms and conditions:

          7.01. General. If prior to December 1, 2007 there shall have occurred a Fundamental Change, the Notes shall be purchased by the Company, at the Repurchase Price on a date that is not less than 25 days nor more than 35 days after the date of the mailing of the

Company Notice under subparagraph 7.03 (the "Repurchase Date"), at the option of the Holder thereof, upon:

          (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Repurchase Notice"), substantially in the form of Annex B hereto, at any time from the opening of business on the date of the Company Notice (as defined below) until the close of business on a date that is 5 Business Days prior to the Repurchase Date stating:

                (i) the certificate number of the Note which the Holder will deliver to be purchased;

                (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or integral multiples thereof;

                (iii) that such Note shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

          (b) delivery of such Note to the Paying Agent for cancellation prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Paragraph 7 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Paragraph 7, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

     Any purchase by the Company contemplated pursuant to the provisions of this Paragraph 7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Note.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this subparagraph 7.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subparagraph 7.05 hereof.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     A "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

                (i)   there is a Change in Control; or

                (ii) the common stock into which the Notes are convertible is neither listed for trading on a United States national Notes exchange nor approved for trading on the Nasdaq National Market System or another established automated over-the-counter trading market in the United States.

     A "Change in Control" shall be deemed to have occurred when (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"); (ii) approval by stockholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidates with or merges into any other Person or any other Person merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (B) conveys, transfers or leases all or substantially all of its assets to any Person; or (iv) any time Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor Person to the Company); provided that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price (as defined in subparagraph 9.05 hereof) of the Common Stock for any 5 Trading Days (as defined in subparagraph 9.05 hereof) during the 10 Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price (as defined in the Form of Note) in effect on the date on which the Change in Control occurs or (y) in the case of a merger or consolidation otherwise constituting a Change in Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market System (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

          7.02. Payment of Repurchase Price. The Notes to be purchased pursuant to subparagraph 7.01 shall be paid for in cash.

          7.03. Notice of Fundamental Change. Within 25 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change (the "Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Noteholder and shall state:

                (i) the events causing a Fundamental Change and the date of such Fundamental Change;

                (ii) the date by which the Repurchase Notice pursuant to this Paragraph 7 must be given;

                (iii)  the Repurchase Date;

                (iv)   the Repurchase Price;

                (v) the name and address of the Paying Agent and the Conversion Agent;

                (vi) the Conversion Price applicable on the date of the Company Notice;

                (vii) that Notes as to which a Repurchase Notice has been given may be converted pursuant to Paragraph 9 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of the Indenture;

                (viii) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

                (ix) that the Repurchase Price for any Note as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note as described in (viii);

                (x) the procedures the Holder must follow to exercise rights under this Paragraph 7;

                (xi)   the conversion rights of the Notes;

                (xii)  the procedures for withdrawing a Repurchase Notice;

                (xiii) that, unless the Company defaults in making payment of such Repurchase Price, interest on Notes covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date; and

                (xiv)  the CUSIP number of the Notes.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          7.04. Procedure upon Purchase. The Company shall deposit cash, at the time and in the manner as provided in subparagraph 7.06 hereof, sufficient to pay the aggregate Repurchase Price of all Notes to be purchased pursuant to this Paragraph 7.

          7.05. Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in subparagraph 7.01 hereof, the Holder of the
Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Note (provided the conditions in subparagraph 7.01 hereof have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by subparagraph 7.01. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Paragraph 9 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Company Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date specifying:

                (i) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

                (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

     There shall be no purchase of any Notes pursuant to Paragraph 7 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

          7.06. Deposit of Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this subparagraph 7.06.

          7.07. Notes Repurchased in Part. Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

          7.08. Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any repurchase of Notes under this Paragraph 7 (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Paragraph 7 to be exercised in the time and in the manner specified herein.

          7.09. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to subparagraph 7.06 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Repurchase Date then on the Business Day following the Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

     8. Article 8 of the Base Indenture shall not apply to the Notes. Instead the following provisions shall apply and references to Sections 8.01, 8.02 and
8.05 in the Base Indenture shall be read to refer respectively to subparagraphs 8.01, 8.02 and 8.03 herein:

          8.01. Satisfaction and Discharge. The Indenture shall cease to be of further effect only with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when

          (a)   either

                (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Base Indenture and (B) Notes for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in subparagraph 8.03 hereof have been delivered to the Trustee for cancellation; or

                (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Company to the Trustee under
Section 7.07 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this subparagraph 8.01, the obligations of the Trustee under subparagraphs 8.02 and 8.03 hereof shall survive.

          8.02. Application of Trust Money. Subject to the provisions of subparagraph 8.03, all money deposited with the Trustee pursuant to subparagraph
8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

          8.03. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Note and remaining unclaimed for two years after such payment has become due shall be paid to the Company upon written request by the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     9. Conversion. The Notes shall be convertible into shares of Common Stock of the Company upon the following terms and conditions:

          9.01. Conversion Privilege.

     Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at its option, at any time following the Issue Date of the Notes hereunder through the close of business on the Business Day immediately prior to the date of the Stated Maturity of the Notes (except that with respect to any Notes or portion thereof which shall be called for redemption, such right shall terminate except as provided in subparagraph 9.02 or 6.07 hereof, at the close of business on the Business Day next preceding the date fixed for redemption of such Notes or portion thereof unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Notes so to be converted in whole or in part, together with any required funds, in the manner provided in subparagraph 9.02. A Holder of Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted such Holder's Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Paragraph 9. A Note with respect to which a Holder has delivered a notice in accordance with subparagraph 7.03 hereof regarding such Holder's election to require the Company to repurchase such Holder's Notes on a Repurchase Date may be converted in accordance with this Paragraph 9 only if such Holder withdraws such notice by delivering a written notice of withdrawal to the Company prior to the close of business on the last Business Day prior to such Repurchase Date.

          9.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

     In order to exercise the conversion privilege with respect to any Notes in certificated form, the Holder of any such Notes to be converted in whole or in part shall surrender such Notes, duly endorsed, at the office of the Conversion Agent, accompanied by the funds, if any, required by the penultimate paragraph of this subparagraph 9.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) (the "Conversion Notice") to the Conversion Agent that the Holder elects to convert such Notes or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to subparagraph 9.07. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

     In order to exercise the conversion privilege with respect to any interest in Notes in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this subparagraph 9.02 and any transfer taxes if required pursuant to subparagraph 9.07.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above (but in no event later than 3 Business Days after satisfaction of such requirements for conversion), subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Notes or portion thereof in accordance with the provisions of this Paragraph 9 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in subparagraph 9.03. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to him, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this subparagraph 9.02 have been satisfied as to such Notes (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Notes shall be surrendered.

     Unless a Holder converts Notes on an Interest Payment Date and except as described below, such Holder will not receive any accrued interest upon conversion, and any accrued interest on such Notes shall be deemed to be cancelled, extinguished and forfeited upon conversion. All Notes or portions thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Notes or portion thereof being converted shall have been called for redemption on a Redemption Date which occurs during the period from the close of business on such Regular Record Date to the close of business on the Business Day next preceding the following Interest Payment Date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No payment or other adjustment shall be made for accrued dividends on any shares issued upon the conversion of the Notes as provided in this Paragraph 9.

     Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

          9.03. Cash Payments in Lieu of Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the Holder of Notes. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the average of Closing Prices (as defined in subparagraph 9.05(g)) of such Common Stock in the 5 Trading Days (as defined in subparagraph 9.05(g)) before the date of conversion by such fraction and rounding the product to the nearest whole cent.

          9.04. Conversion Price. The conversion price shall be as specified in the Note (herein called the "Conversion Price"), subject to adjustment as provided in this Paragraph 9.

          9.05. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this subparagraph 9.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants to all Holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or Notes convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (as defined below) (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities), and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible securities so offered are convertible; provided, however, the Company may, at its option and in lieu of the foregoing adjustment, elect to distribute or reserve for distribution the pro rata portion of such rights or warrants so that each Holder of Notes shall receive, or shall have the right to receive upon conversion, as the case may be, the amount of such rights or warrants that such Holder of Notes would have received if such Holder of Notes had converted such Notes on the date fixed for determination of stockholders to receive such rights or warrants. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered, after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants or to be received upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which subparagraph 9.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph 9.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in subparagraph 9.05(a)) (any of the foregoing hereinafter in this subparagraph 9.05(d) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph 9.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          Each share of Common Stock issued upon conversion of Notes pursuant to this Paragraph 9 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of subparagraph 9.05(b) or this subparagraph 9.05(d).

          Rights or warrants distributed by the Company to all Holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
     (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this subparagraph
     9.05 (and no adjustment to the Conversion Price under this subparagraph
     9.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this subparagraph 9.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this subparagraph 9.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a Holder or Holders of Common Stock with respect to such rights or warrants (assuming such Holder had retained such rights or warrants), made to all applicable Holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any Holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

          For purposes of this subparagraph 9.05(d) and subparagraphs 9.05(a) and (b), any dividend or distribution to which this subparagraph 9.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this subparagraph 9.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by subparagraphs 9.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of subparagraphs 9.05(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph 9.05(a).

          (e) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which subparagraph 9.06 applies or as part of a distribution referred to in subparagraph 9.05(d)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all Holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this subparagraph 9.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to subparagraph 9.05(f) has been made, exceeds 12.5% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on the Record Date and
     (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all Holders of Common Stock as to which the Company makes the election permitted by subparagraph 9.05(m) and as to which the Company has complied with the requirements of such subparagraph shall be treated as not having been made for all purposes of this subparagraph 9.05(e)).

          (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subparagraph 9.05(f) has been made and (2) the aggregate amount of any distributions to all Holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to subparagraph 9.05(e) has been made, exceeds 12.5% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the

     Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
     (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this subparagraph 9.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this subparagraph 9.05(f). Any cash distribution to all Holders of Common Stock as to which the Company has made the election permitted by subparagraph 9.05(m) and as to which the Company has complied with the requirements of such subparagraph shall be treated as not having been made for all purposes of this subparagraph 9.05(f).

          (g) For purposes of this subparagraph 9.05, the following terms shall have the meaning indicated:

               (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors whose determination shall be conclusive.

               (2) "Current Market Price" shall, for the purposes of any computation under subparagraphs 9.05 (b), (d), (e) and (f) above relating to the current market price per share of Common Stock at a specified date, mean the average of the Closing Prices for the 10 consecutive Trading Days (as defined below) preceding the day before the record date (or, if earlier, the ex-dividend date) with respect to any distribution, issuance or other event requiring such computation.

                        (3) "fair market value" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's length transaction.

                        (4) "Record Date" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                        (5) "Trading Day" shall mean (x) if the applicable
                  security is quoted on the Nasdaq National Market System, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs 9.05(a), (b),
         (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph 9.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such Notes. Interest will not accrue on the cash.

               (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Notes at such Holder's last address appearing on the list of Securityholders provided for in Section 2.05 of the Base Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (k) In any case in which this subparagraph 9.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event
         (i) issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to subparagraph 9.03.

               (l) For purposes of this subparagraph 9.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (m) In lieu of making any adjustment to the Conversion Price pursuant to subparagraph 9.05(e) or 9.05(f), the Company may elect to reserve an amount of cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such Holder is entitled, the full amount of cash which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of cash or the Expiration Time of the tender offer, as the case may be, converted its Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this subparagraph 9.05(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the Holders of the Notes would have received if such Holders had, immediately prior to the

         Record Date for such distribution or the Expiration Time, as the case may be, converted all of the Notes into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee pursuant to written direction by the Company in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than 3 months from the date of issuance. Upon conversion of Notes by a Holder, the Holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution or the Expiration Time, as the case may be, converted its
         Note into Common Stock, along with such Holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this subparagraph 9.05(m), the Company shall give or shall cause to be given notice to all Noteholders of such election, which notice shall state the amount of cash per $1,000 principal amount of Notes such Holders shall be entitled to receive (excluding interest) upon conversion of the Notes as a consequence of the Company having made such election.

               9.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in subparagraph 9.05(c)), (ii) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that such Notes shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this subparagraph 9.06, the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 9. The above provisions of this subparagraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this subparagraph 9.06 applies to any event or occurrence, subparagraph 9.05 shall not apply.

               9.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               9.08. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes shall be newly issued shares or Treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

         The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

               9.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Paragraph 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to subparagraph 9.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such subparagraph 9.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

               9.10. Notice to Holders Prior to Certain Actions. In case,

                    (i) the Company shall declare a dividend (or any other
               distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to subparagraph 9.05; or

                    (ii) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                    (iii) of any reclassification or reorganization of the
               Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its significant subsidiaries; or

                    (iv) of the voluntary or involuntary dissolution,
               liquidation or winding up of the Company or any of its significant subsidiaries;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at such Holder's address appearing on the list of Securityholders provided for in Section 2.05 of the Base Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for Notes or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         10. Certain Definitions. In addition to the definitions set forth in
Article 1 of the Base Indenture, the following defined terms are used herein which, in the event of a conflict with the definition of terms in the Base Indenture, shall control:

         "Agent Members" has the meaning specified in subparagraph 3.01.

         "Base Indenture" has the meaning specified in the first paragraph of this instrument.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, or executive order or governmental decree to be closed.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Change of Control" has the meaning specified in subparagraph 7.01.

         "Closing Price" has the meaning specified in subparagraph 9.05.

         "Common Stock" means the shares of Common Stock, par value $.01 per share, of the Company as it exists on the date hereof or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Notice" has the meaning specified in subparagraph 7.03.

         "Continuing Director" means, at any date, a member of the Company's Board of Directors (i) who was a member of such board on November 19, 2002 or
(ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of independent directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date hereof were to approve a new director or directors and then resign, no Change in Control would occur even though the current Board of Directors would thereafter cease to be in office).

         "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

         "Conversion Notice" has the meaning specified in subparagraph 9.02.

         "Conversion Price" has the meaning specified in the Notes.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

         "corporation" means a corporation, association, company, joint-stock company or business trust.

         "Current Market Price" has the meaning specified in subparagraph 9.05.

         "Defaulted Interest" has the meaning specified in subparagraph 2.02.

         "Depositary" has the meaning specified in subparagraph 1(d).

         "Distributed Securities" has the meaning specified in subparagraph
9.05.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Expiration Time" has the meaning specified in subparagraph 9.05.

         "fair market value" has the meaning specified in subparagraph 9.05.

         "Fundamental Change" has the meaning specified in subparagraph 7.01.

         "Indenture" has the meaning specified in the first paragraph of this instrument.

         "Interest Payment Date" has the meaning specified in subparagraph 1(e).

         "Issue Date" means the date the Notes are originally issued as set forth on the face of the Notes.

         "Maturity", when used with respect to any Note, means the date on which the principal or Repurchase Price of such Note becomes due and payable, whether at the Stated Maturity, Redemption Date or Repurchase Date, or by declaration of acceleration or otherwise.

         "non-electing share" has the meaning specified in subparagraph 9.06.

         "Notes" has the meaning specified in Paragraph 1.

         "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

                      (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                      (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Trust Officer of the Trustee shall have been made for giving such notice; and

                      (iii) Notes which have been paid or in exchange for or in
                  lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Physical Securities" means permanent certificated Notes in registered form issued in denomination of $1,000 principal amount and integral multiples thereof.

         "Purchased Shares" has the meaning specified in subparagraph 9.05.

         "Purchase Price" has the meaning specified in the Notes.

         "Record Date" has the meaning specified in subparagraph 9.05.

         "Redemption Date" shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and Paragraph 6 hereof.

         "Redemption Price" has the meaning specified in the Notes.

         "Regular Record Date" has the meaning specified in subparagraph 1(e).

         "Repurchase Date" has the meaning specified in subparagraph 7.01.

         "Repurchase Notice" has the meaning specified in subparagraph 7.01.

         "Repurchase Price" has the meaning specified in the Notes.

         "Resolutions" has the meaning specified in the first paragraph of this instrument.

         "significant subsidiary" has the meaning specified in subparagraph
4.01.

         "Special Record Date" has the meaning specified in subparagraph 2.02.

         "Stated Maturity," when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note together with accrued and unpaid interest, if any, is due and payable.

         "Trading Day" has the meaning specified in subparagraph 9.05.

         "Trigger Event" has the meaning specified in subparagraph 9.05.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Underwriting Agreement" has the meaning specified in subparagraph
1(a).

         "Voting Stock" has the meaning specified in subparagraph 7.01.

         11. Each of the undersigned is authorized to approve the form, terms and conditions of the Notes pursuant to the Resolutions.

         12. Attached hereto as Annex C is a true and correct copy of the Resolutions.

         13. Attached hereto as Annex D are true and correct copies of the letter addressed to the Trustee entitling the Trustee to rely on the Opinion of Counsel attached thereto, which Opinion relates to the Notes and complies with
Section 7.04(b) of the Base Indenture.

         14. Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes.

         15. In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

         16. Each of the undersigned has made such examination and investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been satisfied.

         17. In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been satisfied.

         18. If and to the extent that any provision of this certificate qualifies or conflicts with any provision of the Indenture, the provisions of this certificate shall control.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

         IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 25/th/ day of November 2002.


                                       /s/ Robert J. Rivet
                                       ----------------------------------------
                                       Robert J. Rivet
                                       Senior Vice President, Chief Financial
                                       Officer


                                       /s/ Thomas M. McCoy
                                       ----------------------------------------
                                       Thomas M. McCoy
                                       Senior Vice President, General Counsel
                                       and Secretary

                                                                         Annex A

                                  Form of Note

     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          ADVANCED MICRO DEVICES, INC.

                     4.50% Convertible Senior Notes Due 2007

No. [  ]                    CUSIP NO.  007903 AF 4          U.S. $[__________]

     Advanced Micro Devices, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or
registered assigns, the principal sum of [        ] United States Dollars
($[       ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on December 1, 2007 and to pay interest on said principal sum semi-annually on June 1 and December 1 of each year, commencing June 1, 2003 at the initial rate of 4.50% per annum to holders of record on the immediately preceding May 15 and November 15, respectively, except as otherwise set forth in the Indenture. Interest on this Note shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 25, 2002, until the Principal is paid or duly made available for payment. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any June 1 or December 1 will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1 respectively; provided that, any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made by check mailed to the address of the Holder of this Note specified in the register of Securities, or, at the option of the Holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, with respect to any Holder of Notes with an aggregate principal amount in excess of $5,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided, further, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note under certain circumstances and the Holder of this Note the right to convert this Note into Common Stock of the Company and the right to require the Company to repurchase this Note upon certain events on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        ADVANCED MICRO DEVICES, INC.


                                        By: _____________________________
                                              Authorized Signatory


Attest:


By: _________________________
      Authorized Signatory

This is one of the Notes referred to in the within-mentioned Indenture.


Dated: ______________________           THE BANK OF NEW YORK, as Trustee


                                        By: ___________________________________
                                              Authorized Signatory

                             Form of Reverse of Note

     This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.50% Convertible Senior Notes Due 2007 (herein called the "Notes"), all issued or to be issued under and pursuant to an Indenture dated as of November 25, 2002 (as supplemented by an officers' certificate dated as of November 25, 2002, the "Indenture"), between the Company and the Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

     The indebtedness evidenced by the Notes is unsecured and unsubordinated indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated indebtedness.

     No sinking fund is provided for the Notes.

     Redemption at the Option of the Company. The Notes are redeemable as a whole, or from time to time in part, at any time after December 4, 2005 at the option of the Company, if the last reported sale price of the Company's Common Stock is at least 150% of the then effective Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days of the date of Redemption Notice, at the following redemption prices (each, a "Redemption Price"), expressed as a percentage of principal amount for Notes redeemed during the periods set forth below:

                                                                    Redemption
     Period                                                           Price
     -------------------------------------------------------      --------------
     Beginning on December 4, 2005 through November 30, 2006         101.8%
     Beginning on December 1, 2006 through November 30, 2007         100.9%
     At December 1, 2007                                             100.0%

in each case together with accrued and unpaid interest to, but excluding, the Redemption Date. Accrued and unpaid interest shall be paid to the Holder that receives the Redemption Price unless the Redemption Date is an Interest Payment Date, in which case interest shall be paid to the record holder on the applicable Regular Record Date or Special Record Date.

     Purchase By the Company at the Option of the Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes if a Fundamental Change occurs at any time prior to December 1, 2007 at 100% of the Principal plus accrued and unpaid interest to, but excluding, the Repurchase Date (the "Repurchase Price"), which Repurchase Price shall be paid in cash.

     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price of all Notes or portions thereof to be purchased on a Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date interest will cease to accrue on such Notes (or portions thereof) immediately after such Repurchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Note).

     Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time following the date of issuance of the Notes and prior to the close of business on the Business Day next preceding December 1, 2007, to convert the Principal hereof or any portion of such Principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the Principal of this Note or portion thereof to be converted by the conversion price of $7.37 (the "Conversion Price") as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, that, if this Note shall be surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, and has not been called for redemption on a Redemption Date that occurs during such period, such Note (or portion thereof being converted) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from such Holders for an amount equal to the applicable Redemption Price, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the Holders thereof and convert them into shares of the Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the Holders.

     In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

     If an Event of Default shall occur and be continuing, the Principal plus interest accrued through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal or Repurchase Price of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Registrar, upon presentation of this Note for registration of transfer to the Registrar if the Registrar's requirements for such transactions are met.

     The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

     Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

     If you want to assign this Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

       Date: __________________         Signed: ____________________________

       (Sign exactly as your name appears on the other side of this Note)

       Signature Guarantee: __________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                CONVERSION NOTICE

     If you want to convert this Note into Common Stock of the Company, check the box: [_]

     To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

     $____________________________________

     If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
             (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

              Date: __________________ Signed: ____________________

             (Sign exactly as your name appears on the other side of this Note)

              Signature Guarantee: _________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                         Annex B

                          Form of Repurchase Notice

                                                           _______________, ____

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

          Re:  Advanced Micro Devices, Inc. (the "Company")
               4.50 % Convertible Senior Notes Due 2007 (the "Notes")

     This is a Repurchase Notice as defined in subparagraph 7.03 of the Officers' Certificate dated as of November 25, 2002 (the "Supplemental Indenture" and together with the Base Indenture, dated November 25, 2002, the "Indenture") between the Company and the Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     Certificate No(s). of Notes: _____________________________

     I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to subparagraph 7.03 of the Supplemental Indenture (in multiples of $1,000):

     $________________________________

     I hereby agree that the Notes will be purchased as of the Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

                                Signed: _________________________________

                                                                         Annex C


                                   Resolutions

                                                                         Annex D


                    Letter to Trustee with Opinion of Counsel